                                                                    Exhibit 15.2
Baird,
Kurtz &
Dobson

Certified  Public    City Center Square
Accountants          1100 Main Street, Suite 2700      http://www.bkd.com
                     Kansas City, MO 64105-2112        Member of Moores Rowland
                     816 221-6300 Fax 816 221-6380     International


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Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549



     We are aware that our report dated January 26, 1999, on our review of the interim financial information of Midwest Grain Products, Inc. for the periods ended December 31, 1998 and 1997 is incorporated by reference in this registration statement. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statement prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                                       BAIRD, KURTZ & DOBSON


January 26, 1999